UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-12820 (Commission File Number)	54-1284688 (I.R.S. Employer Identification No.)
628 Main Street, Danville, Virginia 24541 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (434) 792-5111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AMNB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, American National Bankshares Inc. (the “Company”) and/or its wholly-owned bank subsidiary, American National Bank and Trust Company (the “Bank”), entered into amendments to employment agreements with (i) Jeffrey V. Haley, President and Chief Executive Officer of the Company and the Bank, (ii) Jeffrey W. Farrar, Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank, (iii) Edward C. Martin, Senior Executive Vice President and Chief Administrative Officer of the Company and the Bank, (iv) Rhonda P. Joyce, Executive Vice President and Co-Head of Banking – Commercial of the Bank, and (v) Alexander Jung, Executive Vice President and Co-Head of Banking – Consumer and Financial Services of the Bank. Such amendments were made in contemplation of the Company’s previously disclosed proposed merger (the “Merger”) with Atlantic Union Bankshares Corporation (“Atlantic Union”), pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023, between the Company and Atlantic Union.

Pursuant to the amendments, the Company or the Bank, as applicable, has agreed to make a lump sum cash payment to each officer on or before December 31, 2023 (the “Change in Control Payment”), which payment will offset any future payment to which the officer is expected to become entitled, in connection with the effectiveness of the Merger. The Change in Control Payments are as follows: Mr. Haley, $2,648,351, Mr. Farrar, $702,205, Mr. Martin, $746,865, Ms. Joyce, $525,468, and Mr. Jung, $386,790.  Each officer has agreed to repay the net after-tax portion of the Change in Control Payment (the “Repayment Amount”) if: (i) the officer’s employment is terminated by the Company or the Bank, as applicable, for “Cause” or due to resignation without “Good Reason” (as such terms are defined in the employment agreements) prior to the effectiveness of the Merger; (ii) the officer does not execute, or the officer revokes, an applicable release of claims (which release shall be in a form acceptable to Atlantic Union); (iii) the Merger is not completed; or (iv) the officer’s employment is terminated by the Company or the Bank, as applicable, without Cause or due to resignation with Good Reason prior to the effectiveness of the Merger; provided, that if the officer is required to repay due to clause (iv) and the officer executes, without revoking, an applicable release of claims, the Repayment Amount will be reduced by an amount equal to the difference, if any, between the net after-tax portion of the Change in Control Payment and the net after-tax portion of the severance benefits the officer would have received in the event of a termination of employment not involving a change in control.

The foregoing description of the amendments to employment agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the form of amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Employment Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks and uncertainties, some of which cannot be predicted or quantified, that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American National Bankshares Inc.
(Registrant)

Date: December 22, 2023	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Senior Executive Vice President, Chief Operating
Officer and Chief Financial Officer

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